    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1998.
                                                           REGISTRATION NO. 333-

================================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549
                          ---------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           STERLING BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              TEXAS                              74-2175590
(STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)


                            15000 NORTHWEST FREEWAY
                             HOUSTON, TEXAS   77040
                                 (713) 466-8300
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

              STERLING BANCSHARES, INC. 1994 STOCK INCENTIVE PLAN
                           (AS AMENDED AND RESTATED)
                           (FULL TITLE OF THE PLANS)



         GEORGE MARTINEZ                                  COPY TO:
     CHAIRMAN OF THE BOARD AND                      G. MICHAEL O'LEARY
      CHIEF FINANCIAL OFFICER                         DAN A. FLECKMAN
      STERLING BANCSHARES, INC.                    ANDREWS & KURTH L.L.P.
      15000 NORTHWEST FREEWAY                      600 TRAVIS, SUITE 4200
        HOUSTON, TEXAS 77040                        HOUSTON, TEXAS 77002
          (713) 466-8300                               (713) 220-4200
(NAME, ADDRESS, INCLUDING ZIP CODE,
 AND TELEPHONE NUMBER, INCLUDING AREA CODE,
  OF AGENT FOR SERVICE)

                          ---------------------------

                      CALCULATION  OF  REGISTRATION  FEE

======================================================================================================================
                                                                                      PROPOSED
                                                                      PROPOSED         MAXIMUM
                                                   AMOUNT              MAXIMUM        AGGREGATE     AMOUNT OF
                                                    TO BE          OFFERING PRICE     OFFERING     REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)(2)     PER SHARE  (3)    PRICE ((3)       FEE
----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.00 per share       228,125 Shares       $15.8125         3,607,227       1,065
======================================================================================================================
(1) 1,771,875 shares of Common Stock, par value $1.00 per share, were registered on Form S-8 (File No. 33-84398)
    on September 27, 1994 (as amended by Post-Effective Amendment No. 1 to Form S-8, filed concurrently herewith), on which date a fee of $2,081.89 was paid, and 228,125 shares of Common Stock are being registered hereby.
    Pursuant to Rule 429 under the Act, the Prospectus included herein shall relate to the shares of the registrant's
    Common Stock previously registered.
(2) The number of shares of  Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act, based upon the average of the high and low prices of the registrant's Common Stock on the Nasdaq National
    Market on June 17, 1998.
=======================================================================================================================

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  This Registration Statement on Form S-8 is being filed by Sterling Bancshares, Inc. (the "Company"), solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 33-84398) originally filed with the Securities and Exchange Commission (the "Commission") on September 27, 1994.

ITEM 8.  EXHIBITS.

Exhibit
Number  Description
------  -----------

4.1     Restated and Amended Articles of Incorporation of the Company (filed as
        Exhibit 4.1 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-84398) filed with the Commission concurrently herewith and incorporated herein by reference).

4.2 Restated Bylaws of the Company (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-16719) filed with the Commission on November 25, 1996 and incorporated herein by reference).

4.3 Sterling Bancshares, Inc. 1994 Stock Incentive Plan, as amended and restated (filed as Exhibit 4.3 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-84398) filed with the Commission concurrently herewith and incorporated herein by reference).

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*   Consent of Deloitte & Touche LLP.

23.2*   Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
        Exhibit 5.1 to this Registration Statement).

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

____________________________
*filed herewith

ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (described in Item 6 of this registration statement), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of June, 1998.

                              STERLING BANCSHARES, INC.


                              /s/ GEORGE MARTINEZ
                              ---------------------------------------------
                              George Martinez
                              Chairman of the Board and Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Martinez, and Michael A. Roy, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                         TITLE                     DATE
         ---------                         ------                    ----

/s/ GEORGE MARTINEZ           Chairman of the Board and         June 17, 1998
---------------------------   Chief Financial Officer and
George Martinez               Director (Principal Executive,
                              Financial and Accounting
                              Officer)


/s/ J. DOWNEY BRIDGWATER      President and Director            June 17, 1998
---------------------------
J. Downey Bridgwater


/s/ JOHN H. BUCK              Director                          June 17, 1998
---------------------------
John H. Buck


/s/ JOHN B. CARTER, JR.       Director                          June 17, 1998
---------------------------
John B. Carter, Jr.

/s/ JAMES M. CLEPPER          Director                          June 17, 1998
---------------------------
James M. Clepper


/s/ WALTER P. GIBBS, JR.      Director                          June 17, 1998
---------------------------
Walter P. Gibbs, Jr.


/s/ BRUCE J. HARPER           Director                          June 17, 1998
---------------------------
Bruce J. Harper


/s/ GLENN H. JOHNSON          Director                          June 17, 1998
---------------------------
Glenn H. Johnson


/s/ JAMES J. KEARNEY          Director                          June 17, 1998
---------------------------
James J. Kearney


/s/ RUSSELL ORR               Director                          June 17, 1998
---------------------------
Russell Orr


/s/ CHRISTIAN A. RASCH        Director                          June 17, 1998
---------------------------
Christian A. Rasch


/s/ STEVEN F. RETZLOFF        Director                          June 17, 1998
---------------------------
Steven F. Retzloff


/s/ RAIMUNDO RIOJAS           Director                          June 17, 1998
---------------------------
Raimundo Riojas


/s/ CUBA WADLINGTON, JR.      Director                          June 17, 1998
---------------------------
Cuba Wadlington, Jr.

INDEX TO EXHIBITS

Exhibit
Number  Description
------  -----------

4.1     Restated and Amended Articles of Incorporation of the Company (filed as
        Exhibit 3.1 to the Company's Registration Statement on Form S-3
        (No. 333-27185) filed with the Commission and incorporated herein by reference).

4.2 Restated Bylaws of the Company (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-16719) filed with the Commission on November 25, 1996 and incorporated herein by reference).

4.3 Sterling Bancshares, Inc. 1994 Stock Incentive Plan,(as amended and restated (filed as Exhibit 4.1 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-84398) filed with the Commission concurrently herewith and incorporated herein by reference).

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*   Consent of Deloitte & Touche LLP.

23.2*   Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
        Exhibit 5.1 to this Registration Statement).

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

____________________________
*filed herewith